CONSENT TO INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
  Allergy Immuno Technology, Inc.


We agree to the inclusion of our audit report on the May 31, 1998 and 1997 financial statements of Allergy Immuno Technology, Inc. in the Form 10-SB filing to be filed on or about May 25, 1999.




                                              CORBIN & WERTZ

Irvine, California
May 25, 1999